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                                                                    EXHIBIT 23.5


                         [Letterhead of Merrill Lynch]


         We hereby consent to the inclusion of our undated form of opinion letter to the Board of Directors of ALBANK Financial Corporation as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration on Form S-4 relating to the proposed merger of ALBANK Financial Corporation with and into Charter-Michigan Bancorp, Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, not do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


/s/Merrill Lynch, Pierce, Fenner & Smith, Incorporated
MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED


September 29, 1998